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                                                                    Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of The Source Information Management Company for the registration of 325,000 shares of its common stock and to the incorporation by reference therein of our report dated April 17, 1998, with respect to the financial statements of Brand Manufacturing Corp. included in The Source Information Management Company's Annual Report (Form 10-KSB/A) for the year ended January 31, 1999 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 3, 2000


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